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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: DECEMBER 8, 2003
                        (DATE OF EARLIEST EVENT REPORTED)




                            THE NAUTILUS GROUP, INC.
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             (Exact name of registrant as specified in its charter)





        Washington                  000-25867                     94-3002667
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
    of incorporation)             File Number)               Identification No.)




                              1400 NE 136th Avenue
                           Vancouver, Washington 98684
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              (Address of principal executive offices and zip code)




                                 (360) 694-7722
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              (Registrant's telephone number, including area code)




                                 Not Applicable
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          (Former name or former address, if changed since last report)





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                            THE NAUTILUS GROUP, INC.
                                    FORM 8-K






ITEM 5.  OTHER EVENTS

The Nautilus Group, Inc. (the "Company") has informed its retailers that, effective on or about December 8, 2003, the Company is implementing a safety reinforcement program specifically for Bowflex Power Pro exercise machines that are equipped with a lat tower attachment. This safety reinforcement program does not include Power Pro models without the lat tower attachment nor does it include any models of the Bowflex Motivator, Ultimate, Xtreme or Versatrainer. In cooperation with the U.S. Consumer Product Safety Commission (the "CPSC"), the Company is working with its retailers to upgrade existing retail inventory with the necessary safety reinforcement hardware.

The Company expects a formal announcement will be made jointly by the Company and the CPSC in January 2004, notifying customers how they can obtain a free safety reinforcement kit.

The Company expects that the total cost of the safety reinforcement program will not exceed a $2.6 million reserve that the Company has already established as part of its product warranty reserve as of September 30, 2003.









                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE NAUTILUS GROUP, INC.
                                                 (Registrant)

December 8, 2003                                 By: /s/  Rod W. Rice
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(Date)                                               Rod W. Rice,
                                                     Chief Financial Officer,
                                                     Treasurer and Secretary